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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


       We consent to the incorporation by reference in the Registration Statement of Clean Harbors, Inc. on Form S-8 of our report dated January 31, 1995 on our audits of the consolidated financial statements and financial statement schedules of Clean Harbors, Inc. as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1994, and to all references to our firm included in the Registration Statement.






                                                        Coopers & Lybrand L.L.P.

       Boston, Massachusetts
       June 6, 1995